--------------------------------------------------------------------------------
CUSIP No. 133425108                SCHEDULE 13D                  Page 18 of 19
--------------------------------------------------------------------------------



                                    EXHIBIT 5
                      LETTER DATED SEPTEMBER 19, 2000 FROM
                     STILWELL ASSOCIATES, L.P. TO THE ISSUER
                        --------------------------------


                            STILWELL ASSOCIATES, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800

                                                             September 19, 2000
By Federal Express and Facsimile
--------------------------------
Mr. Jon N. Crouch
Chairman of the Board
525 Country Club Square Drive
Cameron, Missouri 64429

Dear Jon:

         I am troubled by David's decision to cancel his meeting in Kansas City tomorrow. It's becoming increasingly clear to me that Cameron's management is oblivious to its legal duties and responsibilities to its shareholders. If you and the other directors don't believe it is worth your time to meet with one of the Company's largest shareholders to discuss ways to improve shareholder value, then, frankly, I don't understand what you are doing and whom you are serving. I can better understand my recent experience in learning that many of the local shareholders are extremely hostile to current management and share my views.

         Turning to other matters, during my August 10, 2000 meeting with you, I inquired about the Company's historical results and its goals concerning Return on Equity ("ROE"). You informed me that Cameron Financial had a long-standing but unsuccessful objective to reach a double-digit ROE and that it had a "3-5" year business plan to achieve it. As you know the U.S. Treasury Department's Office of Thrift Supervision's Directors' Responsibilities Guide, October 1999, provides that "establish[ing] the association's objectives and strategies" is one of the "principal areas of board responsibility". To quote:

         "Business objectives are the overall priorities of the association, such as increasing shareholder value or earnings, reducing costs, enhancing efficiencies, and meeting community credit needs. You may think of objectives as general orders governing the association and its employees. Besides being a map for future operations, objectives provide a basis to establish measurements of performance. Comparing actual results with stated objectives is one method to judge the appropriateness of the association's operating strategies and the effectiveness of its management. To compare actual results with stated objectives, the board must have objectives that are specific, chronological, realistic, and written. Objectives and implementing

--------------------------------------------------------------------------------
CUSIP No. 133425108                SCHEDULE 13D                  Page 19 of 19
--------------------------------------------------------------------------------

         strategies should be part of every association's business plan. The business plan is a detailed forecast of the association's principal operations and financial results for the next one to three years. A budget that identifies the resources necessary to meet the stated objectives should support the business plan. It should allocate resources to attain the objectives listed in the plan."

(pp 10-11; emphasis added.)

         In view of the above-quoted guidelines requiring business plans to be written, I am requesting that management produce its current and initial written business plans concerning ROE. The purpose of this request is to enable Stilwell Associates, L.P., in its capacity as a shareholder, to determine whether the Directors are adequately representing the shareholders' interests. I look forward to your cooperation and prompt reply to this request. Please provide the material to me within five business days from the date hereof.

         If you have any questions concerning this request, please do not hesitate to contact me at (212) 269-5800. Thank you.

                                                               Sincerely,
                                                               /s/
                                                               Joseph Stilwell
Copies to:

Cameron Financial Corporation's Board of Directors:

Mr. William F. Barker, DDS
Highway 69 North
Cameron, Missouri 64429

Mr. William J. Heavner
Red X Motors Inc.
509 Northland Drive
Cameron, Missouri 64429

Mr. David Just
Cameron Financial Corporation
1304 North Walnut Street
Cameron, Missouri 64429

Mr. Harold Lee
c/o Cameron Financial Corporation
1304 North Walnut Street
Cameron, Missouri 64429

Mr. Dennis Marshall
2150 SE Grindstone Road
Cameron, Missouri 64429